UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2015

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On November 4, 2015, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Michigan member directors to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2016, and ending on December 31, 2019. Each of the elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“FHFA”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Michigan Member Director Election

Two Michigan member director seats were open. John L. Skibski was re-elected to the first open seat, with 477,596 shares voted in his favor. Mr. Skibski is the Executive Vice President, Chief Financial Officer, and Director of Monroe Bank & Trust in Monroe, Michigan. Michael J. Manica was elected to the second open seat, with 371,418 shares voted in his favor. Mr. Manica is the President and Chief Executive Officer of United Bank of Michigan in Grand Rapids, Michigan.

The other member director candidates not elected in Michigan were: James A. Bosserd with 264,747 shares voted; Robert M. Fisher with 261,873 shares voted; Carolynn Walton with 226,010 shares voted; Stephen Lange Ranzini with 173,169 shares voted; James K. Ciroli with 75,408 shares voted; Marc A. Fox with 66,683 shares voted; and Robson J. Kuster with 52,494 shares voted.

The term of one of our Michigan member directors, Timothy P. Gaylord, expires on December 31, 2015. The Board and Bank management express their sincere appreciation to Mr. Gaylord for his service as a director of the Bank since 2005.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the FHFA. This review was conducted by the FHFA before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were two district-wide independent director seats open. Robert D. Long was re-elected to the first open seat, with 1,664,201 shares voted in his favor. Mr. Long is a Certified Public Accountant and a Retired Audit Partner of KPMG LLP in Indianapolis, Indiana. Christine Coady Narayanan was re-elected to the second open seat, with 1,585,155 shares voted in her favor. Ms. Narayanan is the Chief Executive Officer and President of the Opportunity Resource Fund in Ann Arbor, Michigan. Ms. Narayanan is designated as a public interest director.

Directors’ Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2016 Directors’ Compensation and Travel Expense Reimbursement Policy, which was approved at the October 2015 Board meeting. In accordance with FHFA regulations, the final 2016 Directors’ Compensation and Travel Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, has been provided to the FHFA Director for review.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member and independent director elections, which will be emailed on November 4, 2015, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated November 4, 2015, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2015

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/MARY M. KLEIMAN
Mary M. Kleiman
Senior Vice President - General Counsel